Exhibit 99.1
CANARGO ENERGY CORPORATION
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
Q2 Results 2009
August 17, 2009 Guernsey, British Isles — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR; Pink Sheets: CANR) today reported results for the three and six months ending June 30, 2009.
Operating Revenues from Continuing Operations for the three month period ended June 30, 2009 deteriorated to $0.8 million from $2.6 million for the corresponding period for 2008. This deterioration was attributable to both a decrease in the realised price for oil sold and lower volumes of oil sold at the Ninotsminda Field in Georgia.
The Company reported a Net Loss for the three month period ended June 30, 2009 of $1.8 million compared to a net loss of $1.0 million in the corresponding period for 2008. This was attributable to both increases in Operating Loss from Continuing Operations and Total Other Expense compared to the corresponding period for 2008.
Operating Loss from Continuing Operations for the three month period ended June 30, 2009 increased to $0.7 million compared to a small Operating Loss of $3.1 thousand in the corresponding period for 2008. This was due to lower Operating revenues from Continuing Operations, despite being offset partially by reduced Field Operating Expenses, Direct Project Costs, Selling, General and Administrative Expenses and Depreciation, Depletion and Amortization.
Please see the tables attached to this release.
The information set forth herein and in the exhibit is preliminary in nature, has been prepared by management and has not been reviewed or audited by the Company’s auditors. Accordingly, such information does not necessarily reflect results of the Company’s operations and financial condition that may be reportable after completion of a review or audit and, while management is reasonably confident that such information is materially accurate, such preliminary results may be subject to change and should not be regarded as a definitive report on results of operations and financial condition of the Company as at June 30, 2009 and as at December 31, 2008 and for the fiscal year then ended. Although these statements have been produced on a best effort basis and management believes they are accurate, they may not be relied upon.

As previously reported, the Company is currently in default in making interest payments under its outstanding Senior Subordinated Convertible Guaranteed Notes, due September 1, 2009 and its 12% Subordinated Convertible Guaranteed Notes, due June 28, 2010. The Company is also currently in default under the terms of its Settlement Agreement with WEUS Holding Inc (“WEUS”), a subsidiary of Weatherford International Ltd, as reported previously. The Company is continuing its negotiations with its Note holders and WEUS among other creditors in respect of its defaulted obligations with a view to arriving at a restructuring plan which, under current expectations, will involve a possible debtor in possession restructuring in Chapter 11 of the United States Bankruptcy Code. There can be no assurance, however, that such negotiations and discussions will be successfully concluded.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
Status and other announcements will be posted on the Company’s website, www.canargo.com.
The matters discussed in this Current Report on Form 8-K include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include, among other matters, the uncertainties inherent in oil and gas activities; the effects of the Company’s impaired financial condition; the effects of actions by third parties including creditors and government officials; fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q previously filed with the Securities and Exchange Commission; the ability of the Company and its subsidiaries to arrive at a successful negotiation with its creditors and to prosecute, develop and consummate one or more plans of reorganization with respect to any possible Chapter 11 proceeding; the effects of any possible Chapter 11 filing on the Company and the interests of various creditors, equity holders and other constituents; Bankruptcy Court rulings in any possible Chapter 11 case and the outcome of any such proceedings in general; the length of time the Company will operate under a possible Chapter 11 proceeding; the risks associated with third party motions in any possible Chapter 11 proceeding, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization; the potential adverse effects of a possible Chapter 11 proceeding on the Company’s liquidity or results of operations; continued compliance with conditions for funding under any secured credit facility that may be obtained to fund the Company while in any possible Chapter 11 proceeding; the ability to execute the Company’s business and restructuring plan; management of cash resources; restrictions imposed by, and as a result of, the Company’s substantial leverage; increased legal costs related to a possible bankruptcy case and other litigation and the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbour provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.

CANARGO ENERGY CORPORATION AND SUBSIDIARIES
Financial Statements
Consolidated Condensed Balance Sheets
Expressed in United States dollars

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$507,353	$1,854,507
Accounts receivable	141,623	145,646
Crude oil inventory	182,839	534,688
Prepayments	222,439	70,949
Assets to be disposed	121,857	144,252
Other current assets	138,329	131,411

Total current assets	$1,314,440	$2,881,453

Non Current Assets
Prepaid financing fees	—	20,960

Capital assets, net	1,334,749	1,395,095

Total Assets	$2,649,189	$4,297,508

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable — trade	$814,809	$1,052,233
Loans payable — short term	14,314,618	3,895,202
Accrued liabilities	4,427,138	6,882,833
Liabilities to be disposed	10,399	10,399

Total current liabilities	$19,566,964	$11,840,667

Long term debt	—	9,511,295

Provision for future site restoration	266,302	253,702

Total Liabilities	$19,833,265	$21,605,664

Temporary Equity	$2,119,530	$2,119,530

Stockholders’ equity:
Common stock, par value $0.10; authorized - 1,000,000,000 shares at March 31, 2009 and 1,000,00,000 at December 31, 2008; shares issued, issuable and outstanding - 254,469,277 at June 30, 2009 and at December 31, 2008	25,446,927	25,446,927
Capital in excess of par value	244,453,949	244,428,613
Accumulated deficit	(289,204,482)	(289,303,226)

Total stockholders’ equity (deficit)	$(19,303,606)	$(19,427,686)

Total Liabilities, Temporary Equity and Stockholders’ Equity	$2,649,189	$4,297,508

This unaudited financial information was produced internally and has not been reviewed or audited by the Company’s external auditors.

CANARGO ENERGY CORPORATION AND SUBSIDIARIES
Financial Statements
Consolidated Condensed Statement of Operations — Unaudited
Expressed in United States dollars

	Unaudited		Unaudited
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
		(Expressed in United States dollars)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating Revenues from Continuing Operations:
Oil and gas sales	$756,761	$2,640,234	$2,269,472	$5,230,996

	756,761	2,640,234	2,269,472	5,230,996

Operating Expenses:
Field operating expenses	124,025	433,149	921,550	798,085
Direct project costs	217,917	268,302	567,477	518,275
Selling, general and administrative	961,867	1,255,357	2,200,076	2,711,952
Depreciation, depletion and amortization	100,887	686,583	201,774	1,433,842

	1,404,695	2,643,391	3,890,877	5,462,154

Operating Loss from Continuing Operations	(647,935)	(3,157)	(1,621,405)	(231,158)

Other Income (Expense):
Interest income	42	9,161	1,007	37,975
Interest and amortization of debt discount and expense	(1,152,659)	(844,703)	(2,069,600)	(1,704,187)
Foreign exchange gains (losses)	(11,725)	(100,623)	(61,436)	(190,627)
Settlement of accounts payable	—	—	3,920,481	—
Other	(6,069)	(20,741)	(48,049)	(57,153)

Total Other Income (Expense)	(1,170,411)	(956,906)	1,742,403	(1,913,992)

Income (Loss) from Continuing Operations Before Taxes	(1,818,346)	(960,063)	120,998	(2,145,150)

Income taxes	—	—	—	—

Income (Loss) from Continuing Operations	(1,818,346)	(960,063)	120,998	(2,145,150)

Net Income (Loss) from Discontinued Operations, net of taxes and minority interest	9,951	(10,871)	(22,254)	(30,665)

Net Income (Loss)	$(1,808,395)	$(970,934)	$98,744	$(2,175,815)

Weighted average number of common shares outstanding
- Basic	254,469,277	242,120,974	254,469,277	242,120,974

- Diluted	254,469,277	239,053,232	254,469,277	242,120,974

Basic Net Income (Loss) Per Common Share
- from continuing operations	$(0.01)	$(0.00)	$0.00	$(0.01)
- from discontinued operations	$0.00	$(0.00)	$(0.00)	$(0.00)

Basic Net Income (Loss) Per Common Share	$(0.01)	$(0.00)	$0.00	$(0.01)

Diluted Net Income (Loss) Per Common Share
- from continuing operations	$(0.01)	$(0.00)	$0.00	$(0.01)
- from discontinued operations	$0.00	$(0.00)	$(0.00)	$(0.00)

Diluted Net (Income) Loss Per Common Share	$(0.01)	$(0.00)	$0.00	$(0.01)

This unaudited financial information was produced internally and has not been reviewed or audited by the Company’s external auditors.

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